Press Release	Source: Next, Inc.

Next Inc. Announces First Quarter Conference Call
Tuesday April 3, 12:22 pm ET

CHATTANOOGA, Tenn.--(BUSINESS WIRE)--Next Inc. (OTCBB:NXTI - News) an emerging leader in the licensed sportswear industry today announced that it will release its 2007 first quarter financial results after the market close on Monday, April 9, 2007.

The company will hold a conference call to discuss the results Tuesday, April 10th, at 10:00 AM Eastern time. The dial in number for the call is toll free number 877-407-9205. The call is also being webcast and can be accessed by going to http://www.vcall.com/IC/CEPage.asp?ID=115254.

About Next Inc. http://www.nextinc.net

Next, Inc. is a creative and innovative sales and marketing organization that designs, develops, markets, and distributes licensed imprinted sportswear primarily through major college and university, motor sports and other major key licensing agreements and the Company's own proprietary designs. Next is one of the dominant companies in the highly fragmented licensed products and imprinted sportswear industries.

The company has expanded its distribution to include e-commerce through which a significant amount of the Company's most popular licensed products is marketed. The most significant are, www.campustraditionsusa.com, www.rpmsportsusa.com, www.americanbiker.com and www.americanwildlife.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which contains a safe harbor for forward-looking statements. The Company relies on this safe harbor in making such disclosures. The statements are based on management's current beliefs and assumptions about expectations, estimates, strategies and projections. These statements are not guarantees of future performance or results and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.